UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 6, 2020
(Date of earliest event reported)

ALASKA AIR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

Title of each class	Name of each exchange on which registered	Ticker Symbol
Common stock, $0.01 par value	New York Stock Exchange	ALK

19300 International Boulevard	Seattle	Washington	98188
(Address of Principal Executive Offices)			(Zip Code)

(206) 392-5040
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This document is also available on our website at http://investor.alaskaair.com.

ITEM 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in a Form 8-K filed by Alaska Air Group, Inc. (the “Company”) on January 6, 2020, Shane R. Tackett has been appointed to succeed Brandon S. Pedersen as the Company’s Executive Vice President Finance and Chief Financial Officer, effective upon Mr. Pedersen’s retirement on March 2, 2020.

On February 11, 2020, in connection with Mr. Tackett’s appointment, the Compensation Committee of the Company’s Board of Directors (the “Committee”) approved an increase in Mr. Tackett’s target annual cash incentive opportunity from 80% of his base salary to 85% of his base salary. The Committee also approved that Mr. Tackett’s equity award grants from the Company for 2020 would have an aggregate target value (determined as of the grant date) of $1.4M (as opposed to the target equity value of 200% of his base salary for the equity awards he was granted in 2019). Mr. Tackett’s annual base salary will increase from $425,000 to $490,000 in connection with his appointment.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: February 13, 2020

/s/ KYLE B. LEVINE
Kyle B. Levine
Senior Vice President Legal, General Counsel and Corporate Secretary